UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amended and Restated Loan Agreement
On February 26, 2025, Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”), through its operating partnership, Pacific Oak Strategic Opportunity Limited Partnership (the “Borrower”), entered into a loan agreement (the “Original Loan Agreement”) with Pacific Oak Capital Advisors, LLC, the Company’s advisor (the “Advisor”), pursuant to which the Advisor made a loan to the Borrower of $8.0 million. Subsequently, the Borrower elected to extend the maturity date of the Original Loan Agreement from May 27, 2025 to August 25, 2025, and on June 26, 2025, the Advisor made an additional loan to the Borrower in the amount of $2.0 million (the “Loan Increase”).
On July 14, 2025, but effective as of June 26, 2025, the Advisor and the Borrower entered into an amended and restated loan agreement (the “Amended Loan Agreement”) to decrease the interest rate, extend the maturity date of the Original Loan Agreement, combine the Loan Increase with the initial loan and to provide collateral for the combined loans. The Amended Loan Agreement decreases the interest rate from 12.0% per annum to 10.0% per annum, to be made in monthly interest payments beginning on August 1, 2025, unless an event of default occurs, in which case the interest rate increases to 15.0% per annum. It extends the maturity date from August 25, 2025 to the earlier of (i) the closing date of any sale of any or all of the common shares of Pacific Oak Residential Trust, Inc. (“PORT”), the Company’s subsidiary through which it holds its residential home portfolio (such shares, the “PORT Assets”), (ii) June 30, 2028 or (iii) the date upon which a lender declares the obligations under the Amended Loan Agreement due and payable after the occurrence of an event of default. It updates the total principal amount of the loan to $10.0 million, reflecting the $8.0 million in the Original Loan Agreement and the $2.0 million Loan Increase.
The Amended Loan Agreement and related Pledge and Security Agreement by SOR PORT Holdings, LLC in favor of the Advisor also grant the Advisor a security interest in 3,000,000 shares of common stock in PORT which are currently held by SOR PORT Holdings, LLC, a subsidiary of the Company, to secure the amounts due under the Amended Loan Agreement. The shares pledged represent 14.52% of the outstanding common stock of PORT. The Amended Loan Agreement requires the Borrower to maintain a maximum loan-to-value ratio, defined as the ratio of the indebtedness under the Amended Loan Agreement to the stock value of the pledged PORT Assets, of no more than 50% while any obligations under the agreement are outstanding. If the Borrower were to exceed the maximum loan-to-value ratio, then the Borrower would be required to pay down the loan balance or to pledge an additional amount of PORT shares so that the maximum loan-to-value ratio was met.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information in this Report set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: July 18, 2025	BY:	/S/ PETER MCMILLAN III
Peter McMillan III
Chairman of the Board, President and Director
(principal financial officer)